UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2019 (April 29, 2019)
Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
 Registrant’s telephone number, including area code (832) 327-2255

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2019, Vanguard Natural Gas, LLC, a Kentucky limited liability company (“VNG”), and the guarantors party thereto (the “Guarantors”) entered into the First Amendment to Debtor-in-Possession Credit Agreement (the “Amendment”) with Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and lender (in such capacity, the “Existing Lender”) and each of the financial institutions party to the Amendment (other than the Existing Lender and the Administrative Agent) (the “New Lenders”), which amends the Debtor-in-Possession Credit Agreement, dated as of April 3, 2019, by and among VNG, the Guarantors and the Administrative Agent in order to, among other things, add the New Lenders to the bank group.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1
First Amendment to Debtor-in-Possession Credit Agreement, dated as of April 29, 2019, among Vanguard Natural Gas, LLC, the Guarantors party thereto, the Administrative Agent, the Existing Lender and the New Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: May 3, 2019	By:	/s/ R. Scott Sloan
		Name:	R. Scott Sloan
		Title:	President and Chief Executive Officer